Pennant Reports Third Quarter Financial Results
Conference Call and Webcast scheduled for tomorrow, November 13, 2019 at 10:00 am MT
EAGLE, Idaho - November 12, 2019 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results for the third quarter of 2019, reporting GAAP earnings per share of $0.06 for the quarter and adjusted earnings per share of $0.16 for the quarter(1).
Third Quarter 2019 Highlights

▪	Total revenue for the quarter was $88.4 million, an increase of $15.4 million or 21.2% over the prior year quarter;

▪
Home Health and Hospice Services segment revenue was $55.2 million, an increase of $11.3 million or 25.9% over the prior year quarter, and Home Health and Hospice Services adjusted segment EBITDAR from operations was $8.5 million, up 14.5% over the prior year quarter(2);

▪	Home health total admissions increased 22.8% over the prior year quarter, and hospice average daily census increased 29.7% over the prior year quarter;

▪
Senior Living Services segment revenue was $33.2 million, an increase of $4.1 million or 14.1% over the prior year quarter, and Senior Living adjusted segment EBITDAR from operations was $11.6 million, an increase of 70 basis points over the prior year quarter(2); and

▪	Senior Living occupancy for operations owned prior to 2019 increased 70 basis points compared to the prior year quarter.

(1)	See “Reconciliation of GAAP to Non-GAAP Financial Information”.

(2)
Adjusted Segment EBITDAR from Operations is defined and outlined in Note 6 on Form 10-Q. Adjusted Segment EBITDAR from Operations excludes general and administrative expenses, and interest expense, as well as the elimination of intercompany transactions.

Operating Results
Daniel Walker, Pennant’s Chief Executive Officer and President, commented, “The third quarter concluded with our spin-off from Ensign, which marks an important milestone in our organization’s history. The transaction would not have happened without the tireless effort and extraordinary results of thousands of individuals across both Pennant and Ensign. We are grateful for the solid foundation their work has laid and are more excited than ever to go forward from here and generate long-term results for our stakeholders.”
Mr. Walker continued, “While significant resources were consumed in executing the transaction over the past year, our local leaders within our unique operating model have continued to produce strong operating results. We are pleased with the performance of our home health and hospice business and expect to see strong organic growth coupled with strategic acquisition opportunities. Likewise, we are enthusiastic about the opportunities we see in our senior living business, a large portion of which is still relatively early in the process of transitioning into what we are seeing in our more mature operations.”
“We are also pleased to provide full year 2020 guidance of revenue of $376 million to $386 million and adjusted earnings per share of $0.53 to $0.58 per diluted share. Our 2020 guidance includes the implementation of the new Patient Driven Groupings Model (“PDGM”), which our interdisciplinary teams have been working diligently all year to prepare for. The midpoints of our 2020 guidance reflect an increase of 12.2% and 24.7%, for revenue and earnings per diluted share, respectively, over our full year spin-off adjusted 2019 guidance, which underscores our confidence in the ability of our local leaders to help us maintain our historical earnings growth rates,” stated Mr. Walker.
During the quarter, the Company announced that it completed the acquisition of Agape Hospice, a hospice agency providing services in Tucson, Arizona, and Mainplace Senior Living, a 91-unit senior living community located in Orange, California. These acquisitions, combined with the eight home health and hospice agencies and one senior living community acquired in the first half of 2019, bring Pennant’s total operations to 115 at quarter end. “Despite the work needed to execute the spin-off, our disciplined acquisition strategy led by our local leaders allowed us to continue to scale by finding and executing on a number of opportunities with significant organic growth potential. Closing out 2019 and looking out into 2020, we are excited to deploy the dry powder generated from operational cash flow and our new revolver in pursuing even more acquisition opportunities,” said Derek Bunker, Pennant’s Chief Investment Officer.
Jennifer Freeman, Pennant’s Chief Financial Officer, noted that the Company drew down $30 million of its new $75 million in connection with the spin-off to fund a dividend to Ensign, pay transaction-related costs and retain a portion as cash on hand for working capital and other related purposes. Since quarter end, the Company has paid down $8 million of its revolver, with approximately $52 million of availability for future acquisitions and general business purposes. Ms. Freeman commented that the Company’s balance sheet remains strong, with a net debt-to-adjusted EBITDA ratio of 0.95x and a lease-adjusted net debt-to-adjusted EBITDAR ratio of 4.89x at quarter end. “Our leverage ratios were impacted by acquisition activity year to date as well as increased general and administrative expenses related to becoming a public company. As our acquired operations mature and we move into 2020, we expect our leverage ratios to improve and our balance sheet to remain strong,” said Ms. Freeman.
A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019, which has been filed with the SEC today and can be viewed on the company’s website at www.pennantgroup.com.
2019 Guidance
We are providing full year 2019 guidance of revenue of $339 million to $340 million and adjusted earnings per share of $0.55 to $0.56 per diluted share.
Consistent with the pro forma financials presented in our Form 10 information statement, we have also adjusted our full year 2019 earnings guidance to account for certain spin-related items in order to provide a more helpful year-over-year comparison to our full year 2020 guidance. We anticipate full year spin-off adjusted 2019 earnings per share to be $0.44 to $0.45 per diluted share. Our full year spin-off adjusted 2019 guidance assumes annualized fourth quarter 2019 rent and interest expense.
The Company’s full year 2019 and full year spin-adjusted 2019 guidance is based on diluted weighted average shares outstanding of approximately 29.0 million and a 25.2% effective tax rate. In addition, the guidance assumes, among other things, anticipated reimbursement rate adjustments and no new acquisitions except those completed to date. It excludes costs at start-up operations, share-based compensation, acquisition-related costs, and spin-off related transaction costs.
2020 Guidance
For the full year 2020, the Company provides the following guidance:

▪	Total revenue is anticipated to be in the range of $376 million to $386 million, the midpoint of which represents an increase of 12.2% over the midpoint of our full year 2019 revenue guidance.

▪
Adjusted earnings per share is anticipated to be in the range of $0.53 to $0.58 per diluted share, the midpoint of which represents an increase of 24.7% over the midpoint of our full year spin-adjusted 2019 adjusted earnings per share guidance.

The Company’s 2020 guidance is based on diluted weighted average shares outstanding of approximately 29.3 million and a 25.2% effective tax rate. In addition, the guidance assumes, among other things, anticipated reimbursement rate adjustments, no new acquisitions except those completed to date and the full year impact of general and administrative expenses associated with being a public company. It excludes costs at start-up operations, share-based compensation, acquisition-related costs and certain duplicate general and administrative costs incurred during the transition services period.
Conference Call
A live webcast will be held tomorrow, November 13, 2019 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s third quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Mountain time on Friday, December 13, 2019.
About Pennant
The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 63 home health and hospice agencies and 52 senior living communities located throughout Arizona, California, Colorado, Idaho, Iowa, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
The Pennant Group, Inc., (208) 506-6100, ir@pennantgroup.com
SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONDENSED COMBINED STATEMENTS OF INCOME
(In thousands, except for per-share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenue	$88,398	$72,953	$249,039	$210,721

Expense
Cost of services	68,286	54,167	190,053	156,108
Rent—cost of services	8,538	7,776	25,368	23,065
General and administrative expense	8,577	4,465	23,710	13,456
Depreciation and amortization	1,071	742	2,843	2,177
Total expenses	86,472	67,150	241,974	194,806
Income from operations	1,926	5,803	7,065	15,915
Provision for income taxes	123	1,388	91	3,588
Net income	1,803	4,415	6,974	12,327
Less: net income attributable to noncontrolling interest	279	43	629	413
Net income attributable to The Pennant Group, Inc.	$1,524	$4,372	$6,345	$11,914
Earnings per share:
Basic and diluted	$0.06	$0.16	$0.25	$0.44
Weighted average common shares outstanding:
Basic and diluted	27,834	27,834	27,834	27,834

THE PENNANT GROUP, INC.
CONDENSED COMBINED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash	$47	$41
Accounts receivable—less allowance for doubtful accounts of $1,045 and $616, respectively	30,249	24,469
Prepaid expenses and other current assets	3,605	4,613
Total current assets	33,901	29,123
Property and equipment, net	13,719	10,458
Right-of-use assets	239,101	—
Restricted and other assets	1,559	2,464
Intangible assets, net	53	78
Goodwill	41,233	30,892
Other indefinite-lived intangibles	33,462	25,136
Total assets	$363,028	$98,151
Liabilities and equity
Current liabilities:
Accounts payable	$4,744	$4,390
Accrued wages and related liabilities	14,579	12,786
Lease liabilities—current	13,611	—
Other accrued liabilities	17,659	12,371
Total current liabilities	50,593	29,547
Long-term lease liabilities—less current portion	227,388	—
Other long-term liabilities	691	3,316
Total liabilities	278,672	32,863
Commitments and contingencies
Equity:
Net parent investment	71,104	55,856
Noncontrolling interest	13,252	9,432
Total equity	84,356	65,288
Total liabilities and equity	$363,028	$98,151

THE PENNANT GROUP, INC.
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)
The following table presents selected data from our combined statement of cash flows for the periods presented:

	Nine Months Ended September 30,
	2019	2018
	(In thousands)
Net cash provided by operating activities	$12,196	$16,202
Net cash used in investing activities	(22,506)	(5,545)
Net cash provided by/(used in) financing activities	10,316	(10,652)
Net increase in cash	6	5
Cash at beginning of year	41	36
Cash at end of year	$47	$41

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT
(Unaudited)

The following tables sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2019		2018
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage
	(In thousands)
Home health and hospice services
Home health	$21,307	24.1%	$18,323	25.1%
Hospice	29,188	33.0	21,577	29.6
Home care and other	4,676	5.3	3,937	5.4
Total home health and hospice services	55,171	62.4	43,837	60.1
Senior living services	33,227	37.6	29,116	39.9
Total revenue	$88,398	100.0%	$72,953	100.0%

	Nine Months Ended September 30,
	2019		2018
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage
	(In thousands)
Home health and hospice services
Home health	$61,532	24.7%	$53,196	25.2%
Hospice	76,866	30.8	61,079	29.0
Home care and other	13,098	5.3	10,569	5.0
Total home health and hospice services	151,496	60.8	124,844	59.2
Senior living services	97,543	39.2	85,877	40.8
Total revenue	$249,039	100.0%	$210,721	100.0%

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following table summarizes our overall home health and hospice performance indicators for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Home health services:
Total home health admissions	5,556	4,523	16,723	13,496
Average Medicare revenue per 60-day completed episode	$3,173	$3,001	$3,072	$2,968
Hospice services:
Average daily census	1,788	1,379	1,625	1,310
Hospice Medicare revenue per day	$163	$159	$164	$160
The following table summarizes our senior living performance indicators for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Occupancy	79.6%	80.0%	79.9%	79.1%
Average monthly revenue per occupied unit	$3,111	$3,032	$3,110	$3,046

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE
(Unaudited)

The following table presents our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2019		2018
	$	%	$	%

	(Dollars in thousands)
Revenue:
Medicaid	$37,413	42.3%	$30,048	41.2%
Medicare	12,780	14.5	9,371	12.8
Subtotal	50,193	56.8	39,419	54.0
Managed Care	7,553	8.5	6,299	8.6
Private and Other(a)	30,652	34.7	27,235	37.4
Total revenue	$88,398	100.0%	$72,953	100.0%
(a) Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

	Nine Months Ended September 30,
	2019		2018
	$	%	$	%

	(Dollars in thousands)
Revenue:
Medicaid	$102,812	41.3%	$85,985	40.8%
Medicare	34,317	13.8	26,062	12.4
Subtotal	137,129	55.1	112,047	53.2
Managed Care	21,428	8.6	18,197	8.6
Private and Other(a)	90,482	36.3	80,477	38.2
Total revenue	$249,039	100.0%	$210,721	100.0%
(a) Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to The Pennant Group, Inc.	$1,524	$4,372	$6,345	$11,914
Add: Net income attributable to noncontrolling interest	279	43	629	413
Net income	1,803	4,415	6,974	12,327

Non-GAAP adjustments
Costs at start-up operations(a)	64	65	390	114
Share-based compensation expense(b)	268	613	1,395	1,790
Depreciation and amortization - patient base(c)	6	18	35	76
IT hardware/ software depreciation(d)	158	—	208	—
Acquisition related costs(e)	72	—	613	—
Spin-off related transaction costs(f)	3,372	—	8,020	—
Provision for income taxes on Non-GAAP adjustments(g)	(1,355)	(237)	(4,376)	(886)
Non-GAAP net income	$4,388	$4,874	$13,259	$13,421

Basic and Diluted Earnings Per Share As Reported
Net income	$0.06	$0.16	$0.25	$0.44
Average number of shares outstanding	27,834	27,834	27,834	27,834

Adjusted Diluted Earnings Per Share
Non-GAAP net income	$0.16	$0.18	$0.48	$0.48
Average number of shares outstanding	27,834	27,834	27,834	27,834

Footnotes:
(a) Represents results related to start-up operations. This amount excludes rent, depreciation and amortization.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenue	$(73)	$—	$(325)	$(175)
Cost of services	133	56	702	267
Rent	4	9	13	22
Depreciation and amortization	—	—	—	—
Total Non-GAAP adjustment	$64	$65	$390	$114

(b) Represents share-based compensation expense incurred for the periods presented.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of services	$113	$121	$337	$366
General and administrative	155	492	1,058	1,424
Total Non-GAAP adjustment	$268	$613	$1,395	$1,790

(c) Included in depreciation and amortization expenses related to patient base intangible assets at newly acquired senior living facilities.

(d) Represents depreciation of IT hardware and software acquired to build infrastructure in anticipation of the Spin-Off. .

(e) Represents costs incurred to acquire an operation that are not capitalizable.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of services	$67	$—	$505	$—
General and administrative	5	—	108	—
Total Non-GAAP adjustment	$72	$—	$613	$—

(f) Costs incurred related to the Spin-Off that are included in general and administrative expense.
(g) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.2% and 25.0% for the three and nine months ended September 30, 2019 and 2018, respectively. This rate excludes the tax benefit of shared-based payment awards.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The tables below reconciles Combined Net Income to Combined EBITDA, and Combined Adjusted EBITDAR for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands)
Combined Net income	$1,803	$4,415	$6,974	$12,327
Less: Net income attributable to noncontrolling interest	279	43	629	413
Add: Provision for income taxes (benefit)	123	1,388	91	3,588
Depreciation and amortization	1,071	742	2,843	2,177
Interest expense	—	—	—	—
Combined EBITDA	2,718	6,502	9,279	17,679
Adjustments to Combined EBITDA
Add: Costs at start-up operations(a)	60	56	377	92
Share-based compensation expense(b)	268	613	1,395	1,790
Acquisition related costs(c)	72	—	613	—
Spin-off related transaction costs(d)	3,372	—	8,020	—
Rent related to items (a) above	4	9	13	22
Combined Adjusted EBITDA	6,494	7,180	19,697	19,583
Rent—cost of services	8,538	7,776	25,368	23,065
Rent related to items (a) above	(4)	(9)	(13)	(22)
Adjusted rent—cost of services	8,534	7,767	25,355	23,043
Combined Adjusted EBITDAR	$15,028		$45,052

(a)	Represents results related to start-up operations. This amount excludes rent, depreciation and amortization expense.

(b)	Share-based compensation expense incurred.

(c)	Acquisition related costs that are not capitalizable.

(d)	Costs incurred related to the Spin-Off are included in general and administrative expense.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Beginning in the third quarter of 2019, in anticipation of the Spin-Off, the GAAP segment measure of profit and loss was changed from segment income (loss) before provision for income taxes to Adjusted Segment EBITDAR from Operations. Prior period presentation has been revised to reflect the new measurement:

	Three Months Ended September 30,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:	(In thousands)
Three Months Ended September 30, 2019
Revenue	$55,171	$33,227	$—	$88,398
Segment Adjusted EBITDAR from Operations	$8,499	$11,574	$(5,045)	$15,028
Three Months Ended September 30, 2018
Revenue	$43,837	$29,116	$—	$72,953
Segment Adjusted EBITDAR from Operations	$7,423	$11,499	$(3,975)	$14,947

	Nine Months Ended September 30,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:	(In thousands)
Nine Months Ended September 30, 2019
Revenue	$151,496	$97,543	$—	$249,039
Segment Adjusted EBITDAR from Operations	$23,873	$35,703	$(14,524)	$45,052
Nine Months Ended September 30, 2018
Revenue	$124,844	$85,877	$—	$210,721
Segment Adjusted EBITDAR from Operations	$19,886	$34,774	$(12,034)	$42,626

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands)
Total Combined Adjusted EBITDAR from Operations(a)	$15,028	$14,947	$45,052	$42,626
Less: Depreciation and amortization	1,071	742	2,843	2,177
Rent—cost of services	8,538	7,776	25,368	23,065
Adjustments to Combined EBITDAR from Operations:
Less: Costs at start-up operations (b)	60	56	377	92
Share-based compensation expense (c)	268	613	1,395	1,790
Acquisition related costs (d)	72	—	613	—
Spin-off related transaction costs (e)	3,372	—	8,020	—
Add: Net income attributable to noncontrolling interest	279	43	629	413
Combined Income from Operations	$1,926	$5,803	$7,065	$15,915

(a)
Adjusted EBITDAR from Operations is Net Income attributable to the Company's reportable segments excluding the interest expense; provision for income taxes; depreciation and amortization expense; rent; start-up costs; acquisitions costs; and stock-based compensation expense. General and administrative expenses are not allocated to the reportable segments, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company’s CODM uses Adjusted EBITDAR from Operations as the primary measure of profit and loss for the Company's reportable segments and to compare the performance of its operations with those of its competitors. In order to view the operations performance, the Company excludes from the EBITDAR calculations for the reportable segments the following: 1) costs at start-up operations, 2) share-based compensation, 3) acquisition related costs, and 4) transaction costs. Also, the Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(b)	Represents results related to start-up operations. This amount excludes rent, depreciation and amortization expense.

(c)	Share-based compensation expense incurred.

(d)	Acquisition related costs that are not capitalizable.

(e)	Costs incurred related to the Spin-Off are included in general and administrative expense.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The tables below reconcile segment adjusted EBITDAR from operations to segment EBITDA for each reportable segment for the periods presented:

	Three Months Ended September 30,
	Home Health and Hospice		Senior Living
	2019	2018	2019	2018
Segment Adjusted EBITDAR from Operations	$8,499	$7,423	$11,574	$11,499
Less: Rent—cost of services	725	582	7,813	7,194
Rent related to costs at start-up operations	(4)	(9)	—	—
Segment Adjusted EBITDA	$7,778	$6,850	$3,761	$4,305

	Nine Months Ended September 30,
	Home Health and Hospice		Senior Living
	2019	2018	2019	2018
Segment Adjusted EBITDAR from Operations	$23,873	$19,886	$35,703	$34,774
Less: Rent—cost of services	2,139	1,671	23,229	21,394
Rent related to costs at start-up operations	(13)	(22)	—	—
Segment Adjusted EBITDA	$21,747	$18,237	$12,474	$13,380

Discussion of Non-GAAP Financial Measures

Combined EBITDA consists of net income, adjusted for net income attributable to noncontrolling interest, before (a) interest expense, (b) provision for income taxes, and (c) depreciation and amortization. Combined Adjusted EBITDA consists of net income, adjusted for net income attributable to noncontrolling interest, before (a) interest expense, (b) provision for income taxes, (c) depreciation and amortization, (d) costs incurred for operations currently in start-up phase, excluding depreciation, interest and income taxes, (e) share-based compensation expense, (f) acquisition-related costs, and (g) spin-off related transaction costs. Combined Adjusted EBITDAR consists of net income, adjusted for net income attributable to noncontrolling interest, before (a) interest expense, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for facilities currently in start-up phase, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition-related costs and (h) spin-off related transaction costs. Segment Adjusted EBITDA consists of Segment Adjusted EBITDAR adjusted to include rent-cost of services. The company believes that the presentation of Combined EBITDA, Combined Adjusted EBITDA, Combined Adjusted EBITDAR, Segment Adjusted EBITDA, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, Combined EBITDA, Combined Adjusted EBITDA, Combined Adjusted EBITDAR, and Segment Adjusted EBITDA has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Pennant’s website at http://www.pennantgroup.com.